Meta Reports Third Quarter 2023 Results

MENLO PARK, Calif. – October 25, 2023 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended September 30, 2023.

"We had a good quarter for our community and business," said Mark Zuckerberg, Meta founder and CEO. "I'm proud of the work our teams have done to advance AI and mixed reality with the launch of Quest 3, Ray-Ban Meta smart glasses, and our AI studio."

Third Quarter 2023 Financial Highlights

	Three Months Ended September 30,
In millions, except percentages and per share amounts	2023	2022	% Change
Revenue	$34,146	$27,714	23%
Costs and expenses	20,398	22,050	(7)%
Income from operations	$13,748	$5,664	143%
Operating margin	40%	20%
Provision for income taxes	$2,437	$1,181	106%
Effective tax rate	17%	21%
Net income	$11,583	$4,395	164%
Diluted earnings per share (EPS)	$4.39	$1.64	168%

Third Quarter 2023 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.14 billion on average for September 2023, an increase of 7% year-over-year.
•Family monthly active people (MAP) – MAP was 3.96 billion as of September 30, 2023, an increase of 7% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 2.09 billion on average for September 2023, an increase of 5% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 3.05 billion as of September 30, 2023, an increase of 3% year-over-year.
•Ad impressions and price per ad – In the third quarter of 2023, ad impressions delivered across our Family of Apps increased by 31% year-over-year and the average price per ad decreased by 6% year-over-year.
•Revenue – Revenue was $34.15 billion, an increase of 23% year-over-year, and an increase of 21% year-over-year on a constant currency basis.
•Costs and expenses – Total costs and expenses were $20.40 billion, a decrease of 7% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $6.76 billion for the third quarter of 2023.
•Share repurchases – We repurchased $3.70 billion of our Class A common stock in the third quarter of 2023. As of September 30, 2023, we had $37.22 billion available and authorized for repurchases.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $61.12 billion as of September 30, 2023. Free cash flow was $13.64 billion in the third quarter of 2023.
•Long-term debt – Long-term debt was $18.38 billion as of September 30, 2023.
•Headcount – Headcount was 66,185 as of September 30, 2023, a decrease of 24% year-over-year. A substantial majority of the employees impacted by the layoffs are no longer included in our reported headcount as of September 30, 2023.

Restructuring

Beginning in 2022, we initiated several measures to pursue greater efficiency and to realign our business and strategic priorities. As of September 30, 2023, we have substantially completed planned employee layoffs while continuing to assess facilities consolidation and data center restructuring initiatives.

A summary of our restructuring charges, including subsequent adjustments, for the three and nine months ended September 30, 2023 by major activity type is as follows (in millions):

	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total
Cost of revenue	$25	$—	$(12)	$13	$92	$—	$(232)	$(140)
Research and development	228	(70)	—	158	871	385	—	1,256
Marketing and sales	54	69	—	123	233	290	—	523
General and administrative	45	41	—	86	210	454	—	664
Total	$352	$40	$(12)	$380	$1,406	$1,129	$(232)	$2,303

During the three and nine months ended September 30, 2023, we recorded total restructuring charges of $305 million and $1.94 billion under our FoA segment, respectively, and $75 million and $360 million under our RL segment, respectively.

CFO Outlook Commentary

We expect fourth quarter 2023 total revenue to be in the range of $36.5-40 billion. Our guidance assumes a foreign currency tailwind of approximately 2% to year-over-year total revenue growth in the fourth quarter, based on current exchange rates.

We anticipate that our full-year 2023 total expenses will be in the range of $87-89 billion, lowered from our prior range of $88-91 billion. This outlook includes approximately $3.5 billion of restructuring costs related to facilities consolidation charges and severance and other personnel costs. We expect Reality Labs operating losses to increase year-over-year in 2023.

We are also sharing a preliminary outlook for 2024 expenses, capital expenditures and our tax rate. We expect full-year 2024 total expenses to be in the range of $94-99 billion. We continue to expect a few factors to be drivers of total expense growth in 2024:

•First, we expect higher infrastructure-related costs next year. Given our increased capital investments in recent years, we expect depreciation expenses in 2024 to increase by a larger amount than in 2023. We also expect to incur higher operating costs from running a larger infrastructure footprint.
•Second, we anticipate growth in payroll expenses as we work down our current hiring underrun and add incremental talent to support priority areas in 2024, which we expect will continue to shift our workforce composition toward higher-cost technical roles.
•Finally, for Reality Labs, we expect operating losses to increase meaningfully year-over-year due to our ongoing product development efforts in augmented reality/virtual reality and our investments to further scale our ecosystem.

We expect 2023 capital expenditures to be in the range of $27-29 billion, updated from our prior estimate of $27-30 billion.

We anticipate our full-year 2024 capital expenditures will be in the range of $30-35 billion, with growth driven by investments in servers, including both non-artificial intelligence (AI) and AI hardware, and data centers as we ramp up construction on sites with the new data center architecture we announced late last year.

Absent any changes to U.S. tax law, we expect our fourth quarter 2023 and full-year 2024 tax rates to be similar to the third quarter of 2023.

Please note that our outlook for 2024 expenses, capital expenditures and tax rate are preliminary estimates. In the future, we expect to provide our initial forward year expense, capital expenditures and tax rate outlooks on the fourth quarter call.

In addition, we continue to monitor the active regulatory landscape, including the increasing legal and regulatory headwinds in the EU and the U.S. that could significantly impact our business and our financial results. Of note, the Federal Trade Commission is seeking to substantially modify our existing consent order and impose additional restrictions on our ability to operate. We are contesting this matter, but if we are unsuccessful it would have an adverse impact on our business.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 633-8284 or +1 (402) 977-9140, conference ID 22028137.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 27, 2023, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. In addition, please note that the date of this press release is October 25, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent Quarterly Report on Form 10-Q filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and nine months ended September 30, 2023 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$34,146	$27,714	$94,791	$84,444
Costs and expenses:
Cost of revenue	6,210	5,716	18,264	16,913
Research and development	9,241	9,170	27,966	25,567
Marketing and sales	2,877	3,780	9,075	10,688
General and administrative	2,070	3,384	9,119	8,731
Total costs and expenses	20,398	22,050	64,424	61,899
Income from operations	13,748	5,664	30,367	22,545
Interest and other income (expense), net	272	(88)	254	125
Income before provision for income taxes	14,020	5,576	30,621	22,670
Provision for income taxes	2,437	1,181	5,540	4,123
Net income	$11,583	$4,395	$25,081	$18,547
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$4.50	$1.64	$9.73	$6.86
Diluted	$4.39	$1.64	$9.56	$6.82
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,576	2,682	2,577	2,703
Diluted	2,641	2,687	2,623	2,718

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$36,890	$14,681
Marketable securities	24,233	26,057
Accounts receivable, net	12,944	13,466
Prepaid expenses and other current assets	4,311	5,345
Total current assets	78,378	59,549
Non-marketable equity securities	6,142	6,201
Property and equipment, net	91,772	79,518
Operating lease right-of-use assets	13,033	12,673
Intangible assets, net	813	897
Goodwill	20,668	20,306
Other assets	5,468	6,583
Total assets	$216,274	$185,727

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,372	$4,990
Partners payable	770	1,117
Operating lease liabilities, current	1,460	1,367
Accrued expenses and other current liabilities	23,929	19,552
Total current liabilities	30,531	27,026
Operating lease liabilities, non-current	16,374	15,301
Long-term debt	18,383	9,923
Other liabilities	8,113	7,764
Total liabilities	73,401	60,014
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	71,224	64,444
Accumulated other comprehensive loss	(3,556)	(3,530)
Retained earnings	75,205	64,799
Total stockholders' equity	142,873	125,713
Total liabilities and stockholders' equity	$216,274	$185,727

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$11,583	$4,395	$25,081	$18,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,858	2,175	8,006	6,310
Share-based compensation	3,492	3,134	10,603	8,984
Deferred income taxes	3,049	(1,097)	1,292	(2,113)
Impairment charges for facilities consolidation, net	340	413	1,342	413
Other	75	104	278	71
Changes in assets and liabilities:
Accounts receivable	(678)	(105)	444	1,930
Prepaid expenses and other current assets	(907)	(830)	(141)	(693)
Other assets	(36)	(27)	31	(160)
Accounts payable	611	(22)	(543)	(666)
Partners payable	9	20	(347)	(12)
Accrued expenses and other current liabilities	78	998	5,702	2,942
Other liabilities	(72)	533	(39)	411
Net cash provided by operating activities	20,402	9,691	51,709	35,964
Cash flows from investing activities
Purchases of property and equipment	(6,543)	(9,375)	(19,601)	(22,388)
Proceeds relating to property and equipment	47	20	148	190
Purchases of marketable debt securities	(1,008)	(2,597)	(1,810)	(8,885)
Maturities and sales of marketable debt securities	1,475	2,269	3,825	10,895
Acquisitions of businesses and intangible assets	(38)	(34)	(565)	(1,250)
Other investing activities	(10)	16	(20)	(1)
Net cash used in investing activities	(6,077)	(9,701)	(18,023)	(21,439)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(2,087)	(1,011)	(4,789)	(2,938)
Repurchases of Class A common stock	(3,570)	(6,354)	(13,832)	(21,093)
Proceeds from issuance of long-term debt, net	—	9,921	8,455	9,921
Principal payments on finance leases	(267)	(163)	(751)	(615)
Other financing activities	49	(246)	(182)	(351)
Net cash provided by (used in) financing activities	(5,875)	2,147	(11,099)	(15,076)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(354)	(364)	(283)	(1,063)
Net increase (decrease) in cash, cash equivalents, and restricted cash	8,096	1,773	22,304	(1,614)
Cash, cash equivalents, and restricted cash at beginning of the period	29,804	13,478	15,596	16,865
Cash, cash equivalents, and restricted cash at end of the period	$37,900	$15,251	$37,900	$15,251

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$36,890	$14,308	$36,890	$14,308
Restricted cash, included in prepaid expenses and other current assets	152	232	152	232
Restricted cash, included in other assets	858	711	858	711
Total cash, cash equivalents, and restricted cash	$37,900	$15,251	$37,900	$15,251

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Supplemental cash flow data
Cash paid for income taxes, net	$509	$2,006	$2,016	$4,647
Cash paid for interest, net of amounts capitalized	$120	$—	$302	$—
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$4,506	$4,130	$4,506	$4,130
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$182	$294	$182	$294
Repurchases of Class A common stock in accrued expenses and other current liabilities	$122	$265	$122	$265

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Advertising	$33,643	$27,237	$93,242	$82,387
Other revenue	293	192	724	624
Family of Apps	33,936	27,429	93,966	83,011
Reality Labs	210	285	825	1,433
Total revenue	$34,146	$27,714	$94,791	$84,444

Income (loss) from operations:
Family of Apps	$17,490	$9,336	$41,841	$31,983
Reality Labs	(3,742)	(3,672)	(11,474)	(9,438)
Total income from operations	$13,748	$5,664	$30,367	$22,545

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP revenue	$34,146	$27,714	$94,791	$84,444
Foreign exchange effect on 2023 revenue using 2022 rates	(647)		442
Revenue excluding foreign exchange effect	$33,499		$95,233
GAAP revenue year-over-year change %	23%		12%
Revenue excluding foreign exchange effect year-over-year change %	21%		13%
GAAP advertising revenue	$33,643	$27,237	$93,242	$82,387
Foreign exchange effect on 2023 advertising revenue using 2022 rates	(645)		431
Advertising revenue excluding foreign exchange effect	$32,998		$93,673
GAAP advertising revenue year-over-year change %	24%		13%
Advertising revenue excluding foreign exchange effect year-over-year change %	21%		14%

Net cash provided by operating activities	$20,402	$9,691	$51,709	$35,964
Purchases of property and equipment, net	(6,496)	(9,355)	(19,453)	(22,198)
Principal payments on finance leases	(267)	(163)	(751)	(615)
Free cash flow	$13,639	$173	$31,505	$13,151